Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of International Fibercom, Inc. dated on or about August 7, 1998.


Semple & Cooper, LLP
Phoenix, Arizona

August 7, 1998